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                                                                     EXHIBIT 3.3


                            ARTICLES OF INCORPORATION


We, the incorporator(s), being one or more natural persons of the age of twenty-one years or more or a corporation for the purpose of forming a corporation under "The Business Corporation Act" of the State of Illinois, do hereby adopt the following Articles of Incorporation:

ARTICLE ONE    The name of the corporation is:      Total Control Products, Inc.
                                               ---------------------------------

ARTICLE TWO    The name and address of the initial registered agent and
               registered office are:
               Registered Agent    Frank A. Reynolds, Jr.
                                 -----------------------------------------------
               Registered Office   111 W. Washington , Suite 1340
                                 -----------------------------------------------
                                   Chicago, Illinois 60602     Cook
                                 -----------------------------------------------

ARTICLE THREE  The duration of the corporation is perpetual.

ARTICLE FOUR   The purposes for which the corporation is organized are:
               manufacture, sale, and distribution of computer programs, control panels, and similar electronic products in the computer field.

ARTICLE FIVE   Paragraph 1:   The number of shares which the Corporation shall
               be authorized to issue, itemized by class, series and par value, if any, is

                                                            Number of shares
               Class     Series     Par Value Per Share     authorized
               -------------------------------------------------------------

               Common    None               N/A             7,500,000


               Paragraph 2:   The holders of shares of capital stock of the
               corporation shall have preemptive rights to acquire unissued shares of the corporation or right to subscribe to or acquire shares to the extent provided in a Shareholders Agreement among the corporation and each of the shareholders of the corporation. Nothing herein shall prohibit the corporation from granting options or other rights to acquire capital stock of the corporation pursuant to an agreement approved by the Board of Directors of the corporation.

ARTICLE SIX    The number of shares which the corporation proposes to issue without further report to the Secretary of State, itemized by class, series and par value, if any, and the consideration to be received by the corporation therefor (EXPRESSED IN DOLLARS) are:

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
                                    Par Value     Number of Shares       Total Consideration
               Class     Series     per share       to be issued       to be received therefore
               --------------------------------------------------------------------------------

               Common    -- no par value  --           10,000                  $10,000

               --------------------------------------------------------------------------------

                                                        Total                  $10,000
                                                                               ----------------

ARTICLE SEVEN  The corporation will not commence business until at least one thousand dollars has been received as consideration for the issuance of shares.

ARTICLE EIGHT  The number of directors to be elected at the first meeting of the
               shareholders is   3  .
                               -----

ARTICLE NINE   All the property of the corporation is to be located in this
               State and all of its business is to be transacted at or from places of business in this state, or the incorporator(s) elect to pay the initial franchise tax on the basis of the entire consideration to be received for the issuance of shares.

ARTICLE TEN    Paragraph 1:   The right to transfer shares of the corporation is
               restricted in that no shareholder shall be entitled to transfer any share or shares in the capital of the corporation to any person who is not a shareholder of the corporation unless the transfer has been approved by the board of directors of the corporation.

               Paragraph 2:   The number of shareholders of the corporation,
               exclusive of persons who are in its employment and are shareholders of the corporation and exclusive of persons who, having been formerly in the employment of the corporation, were, while in that employment, shareholders of the Corporation, and have continued to be shareholders of the corporation after termination of that employment, is limited to not more than fifty
               (50) persons, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

               Paragraph 3:   Any invitation to the public to subscribe for
               securities of the corporation is prohibited.

               Paragraph 4:   The corporation has a lien on the shares of a
               shareholder or his legal representative for a debt of that shareholder to the corporation.